Exhibit 10.4(b)
EXECUTION VERSION
INCREMENTAL TERM LOAN COMMITMENT AND AMENDMENT AGREEMENT
Endeavour International Corporation
1001 Fannin, Suite 1600
Houston, Texas 77002
Attention: Mr. J. Michael Kirksey
                 Executive Vice President and
                 Chief Financial Officer
Endeavour Energy UK Limited
c/o Endeavour International Corporation
1001 Fannin, Suite 1600
Houston, Texas 77002
Attention: Mr. J. Michael Kirksey
                 Executive Vice President and
                 Chief Financial Officer
Re:	Incremental Term Loan Commitments
Ladies and Gentlemen:
     Reference is hereby made to the Credit Agreement, dated as of August 16, 2010, among Endeavour International Corporation (“Holdings”), Endeavour Energy UK Limited (the “Borrower”), the lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”), and the Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this letter agreement (this “Agreement”) shall have the meanings set forth in the Credit Agreement.
     Each Lender party to this letter agreement (each, an “Incremental Term Loan Lender”) hereby severally agrees to provide the Incremental Term Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Term Loan Lender, its “Incremental Term Loan Commitment”). Each Incremental Term Loan Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Section 2.10 thereof. The parties to this Agreement agree that this Agreement constitutes an Incremental Amendment pursuant to and in accordance with Section 2.10 of the Credit Agreement.
     Each Incremental Term Loan Lender, Holdings, the Borrower (the “Incremental Term Loan Borrower”) and the Administrative Agent acknowledge and agree that the Incremental Term Loan Commitments provided pursuant to this Agreement shall constitute Incremental Term Loan Commitments specified in Annex I attached hereto and, upon the incurrence of Incremental Term Loans pursuant to such Incremental Term Loan Commitments, shall constitute Term Loans for all purposes of the Credit Agreement and the other applicable Credit Documents. Each Incremental Term Loan Lender, Holdings, the Incremental Term Loan Borrower and the Administrative Agent further agree that, with respect to the Incremental Term

Loan Commitment provided by each Incremental Term Loan Lender pursuant to this Agreement, such Incremental Term Loan Lender shall receive from Holdings and/or the Incremental Term Loan Borrower such upfront fees, unutilized commitment fees and/or other fees, if any, as may be separately agreed to in writing with Holdings and/or the Incremental Term Loan Borrower and acknowledged by the Administrative Agent, all of which fees shall be due and payable to such Incremental Term Loan Lender on the terms and conditions set forth in each such separate agreement.
     Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental Term Loan Commitment provided pursuant to this Agreement.
     Pursuant to Section 2.10 of the Credit Agreement, Holdings, the Borrower and the Administrative Agent hereby amend the Credit Agreement as set out in Annex II to this Agreement.
     Holdings and the Borrower hereby confirm and represent that (i) no Default or Event of Default has occurred and is continuing or would immediately result from the incurrence of Incremental Term Loans on the Agreement Effective Date (as defined below), (ii) on the Agreement Effective Date, all representation and warranties contained in the Credit Agreement and in all other Credit Documents are true and correct in all material respects with the same effect as though such representations had been made on such date (it being understood and agreed that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only on such specified date), and (iii) Holdings is in compliance with the covenants set forth in Sections 8.08 through 8.10 of the Credit Agreement on a Pro Forma Basis for the Test Period ending on September 30, 2010, as more specifically demonstrated by the calculations set forth on Annex III hereto; provided that each Incremental Term Loan Lender and the Administrative Agent acknowledge and agree that in making such calculations, Holdings has used financial information for its fiscal quarter ending on September 30, 2010 that has not, as of the date hereof, been finalized and approved by Holdings’ auditors, and as a result, such information is subject to adjustment.
     Each Incremental Term Loan Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iii) acknowledges and agrees that no fiduciary or advisory relationship between the Administrative Agent and any Incremental Term Loan Lender is intended to be or has been created in respect of any of the transactions contemplated by this Agreement, (iv) acknowledges and agrees that the Administrative Agent, on the one hand, and each Incremental Term Loan Lender on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, and no Incremental Term Loan Lender relies on, any fiduciary duty on the Administrative Agent’s part, (v) acknowledges and agrees that each Incremental

Term Loan Lender is capable of evaluating and understanding, and each such Incremental Term Loan Lender understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (vi) acknowledges and agrees that the Administrative Agent or any of its Affiliates may have received fees or other compensation from Holdings or any of its Affiliates in connection with this Agreement which may or may not be publicly disclosed and such fees or compensation do not affect any Incremental Term Loan Lender’s independent credit decision to enter into the transactions contemplated by this Agreement, (vii) acknowledges and agrees that notwithstanding that no fiduciary or similar relationship exists between the Administrative Agent and any Incremental Term Loan Lender, each such Incremental Term Loan Lender hereby waives, to the fullest extent permitted by law, any claims it may have against the Administrative Agent or its Affiliates for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Administrative Agent and its Affiliates shall have no liability (whether direct or indirect) to any Incremental Term Loan Lender in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on behalf of or in right of any Incremental Term Loan Lender, including any such Incremental Term Loan Lender’s stockholders, employees or creditors, (viii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, and (ix) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.
     Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Term Loan Lender, the Administrative Agent, Holdings, the Incremental Term Loan Borrower and each Guarantor, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile or other electronic transmission) hereof, (iii) the payment of any fees then due and payable in connection herewith and (iv) the satisfaction of any other conditions precedent set forth in Section 6 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Term Loan Lender party hereto (a) shall be obligated to make the Incremental Term Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement and (b) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Credit Documents.
     The Incremental Term Loan Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Term Loan Commitments provided hereby, including, without limitation, all Incremental Term Loans made pursuant thereto and (ii) all such Obligations (including all such Incremental Term Loans) shall be entitled to the benefits of the Security Documents and each Guaranty.
     Each Guarantor acknowledges and agrees that all Obligations with respect to the Incremental Term Loan Commitments provided hereby and all Incremental Term Loans made pursuant thereto shall (i) be fully guaranteed pursuant to their respective Guaranties as, and to the extent, provided therein and in the Credit Agreement and (ii) be entitled to the benefits of their respective Security Documents as, and to the extent, provided therein and in the Credit Agreement.

     You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on October 21, 2010. If you do not so accept this Agreement by such time, our Incremental Term Loan Commitments set forth in this Agreement shall be deemed canceled.
     After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile or other electronic transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.
*****

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours, CYRUS OPPORTUNITIES FUND II, L.P.
By:	CYRUS CAPITAL PARTNERS L.P., as Investment Manager

By:	/s/ Brennan McCaw
	Name:	Brennan McCaw
	Title:	Chief Financial Officer

CYRUS EUROPE FUND, L.P.
By:	CYRUS CAPITAL PARTNERS L.P., as Investment Manager

By:	/s/ Brennan McCaw
	Name:	Brennan McCaw
	Title:	Chief Financial Officer

CRESCENT 1, L.P.
By:	CYRUS CAPITAL PARTNERS L.P., as Investment Manager

By:	/s/ Brennan McCaw
	Name:	Brennan McCaw
	Title:	Chief Financial Officer

CYR FUND, L.P.
By:	CYRUS CAPITAL PARTNERS L.P., as Investment Manager

By:	/s/ Brennan McCaw
	Name:	Brennan McCaw
	Title:	Chief Financial Officer

Agreed and Accepted
this 21st day of October, 2010:

ENDEAVOUR INTERNATIONAL CORPORATION
By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and Chief Financial Officer

ENDEAVOUR ENERGY UK LIMITED
By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and Chief Financial Officer

Agreed and Accepted
this ___ day of October, 2010:

CYAN PARTNERS, LP, as Administrative Agent
By:	/s/ Jonathan Tunis
	Name:	Jonathan Tunis
	Title:	Authorized Signatory

     Each Guarantor acknowledges and agrees to each the foregoing provisions of this Agreement and to the incurrence of the Incremental Term Loans to be made pursuant thereto.

ENDEAVOUR INTERNATIONAL CORPORATION, as a Guarantor
By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and Chief Financial Officer

ENDEAVOUR ENERGY NORTH SEA LLC, as a Guarantor
By:	/s/ Cathy Stubbs
	Name:	Cathy Stubbs
	Title:	Senior Vice President — Finance

ENDEAVOUR ENERGY NORTH SEA, L.P., as a Guarantor
By:	/s/ Cathy Stubbs
	Name:	Cathy Stubbs
	Title:	Senior Vice President — Finance

ENDEAVOUR OPERATING CORPORATION, as a Guarantor
By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and Chief Financial Officer

ENDEAVOUR INTERNATIONAL HOLDING B.V., as a Guarantor
By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and Chief Financial Officer

ENDEAVOUR ENERGY NETHERLANDS B.V., as a Guarantor
By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and Chief Financial Officer

ENDEAVOUR ENERGY NEW VENTURES INC., as a Guarantor
By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and Chief Financial Officer

END MANAGEMENT COMPANY, as a Guarantor
By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and Chief Financial Officer

ANNEX I
TERMS AND CONDITIONS FOR
INCREMENTAL TERM LOAN COMMITMENT
Dated as of October 22, 2010
1.	Name of Incremental Term Loan Borrower: Endeavour Energy UK Limited

2.	Incremental Term Loan Commitment Amounts (as of the Agreement Effective Date):

Amount of Incremental Term Loan
Names of Incremental Term Loan Lender(s)	Commitment

Cyrus Opportunities Fund II, L.P.	$1,843,000

Cyrus Europe Fund, L.P.	$97,000

Crescent 1, L.P.	$3,209,000

CYR Fund, L.P.	$4,851,000

Total:	$10,000,000
3.	Incremental Term Loan Borrowing Date: October 22, 2010

4.	Dates for, and amounts of, Scheduled Incremental Term Loan Repayments:

Fiscal Quarter Ending	Amount

December 31, 2010	$25,000
March 31, 2011	$25,000
June 30, 2011	$25,000
September 30, 2011	$25,000
December 31, 2011	$25,000
March 31, 2012	$25,000
June 30, 2012	$25,000
September 30, 2012	$25,000
December 31, 2012	$25,000
March 31, 2013	$25,000
June 30, 2013	$25,000
Maturity Date	$9,725,000 (plus amounts attributable to PIK Interest added to outstanding principal of the Incremental Term Loans pursuant to the Credit Agreement)

5.	The proceeds of the Incremental Term Loans to be provided hereunder are to be used for general corporate purposes as provided for in Section 6.08 of the Credit Agreement.

6.	Other Conditions Precedent:
(a)	Notice of request by the Incremental Term Loan Borrower for one or more Incremental Term Loans.
7.	Notice Office: c/o Cyan Partners, LP, 399 Park Avenue, 39th Floor, New York, New York, 10022, Attention: Divya Gopal, Telephone No.: (212) 380-5864, Telecopier No.: (212) 380-5871 or such other office or person as the Administrative Agent may designate in writing in accordance with the terms of the Credit Agreement.

8.	Payment Office: c/o Cyan Partners, LP, 399 Park Avenue, 39th Floor, New York, New York, 10022, or such other office as the Administrative Agent may designate in writing in accordance with the terms of the Credit Agreement.

ANNEX II
INCREMENTAL AMENDMENTS
1.	The definition of “Borrowing” in appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “or, in the case of Incremental Term Loans, from the Lenders and/or Additional Lenders, as applicable, pursuant to an Incremental Amendment” immediately following the text “on the Funding Date” in such definition.

2.	The definition of “Credit Documents” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “each Incremental Amendment,” immediately following the text “each Note,” in such definition.

3.	The definition of “Lender” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “ or an “Additional Lender” pursuant to an Incremental Amendment in accordance with Section 2.10” immediately following the text “or 11.04(b)” in such definition.

4.	Section 2.01 of the Credit Agreement is hereby amended by deleting the text “Total Commitment (immediately prior to the incurrence of Term Loans on the Funding Date) Term Loans incurred by the Borrower on the Funding Date plus” and inserting in lieu thereof the text “Term Loans incurred by the Borrower (x) on the Funding Date and (y) pursuant to any Incremental Amendment (if any) plus, in each case,”.

5.	Section 2.03 of the Credit Agreement is hereby amended by deleting the comma immediately following the text “Notice of Borrowing” appearing in the first sentence of such section and inserting in lieu thereof the text “or in an Incremental Amendment, as the case may be,”.

6.	The table appearing in Section 4.02(a) of the Credit Agreement is hereby amended and restated by deleting such table and replacing it with the table set forth below to reflect the Scheduled Incremental Term Loan Repayments set out in paragraph 4 of Annex I to the Agreement to which this Annex II is attached.

Fiscal Quarter Ending	Amount

December 31, 2010	$400,000
March 31, 2011	$400,000
June 30, 2011	$400,000
September 30, 2011	$400,000
December 31, 2011	$400,000
March 31, 2012	$400,000
June 30, 2012	$400,000
September 30, 2012	$400,000
December 31, 2012	$400,000
March 31, 2013	$400,000
June 30, 2013	$400,000
Maturity Date	$155,600,000 (plus amounts

attributable to PIK Interest added to outstanding principal of the Incremental Term Loans pursuant to the Credit Agreement)

ANNEX III
FINANCIAL COVENANT CALCULATIONS
8.08 Maximum Total Leverage Ratio
(in million USD)

Ratio of Consolidated Net Indebtedness to Consolidated EBITDAX

Consolidated Net Indebtedness
Consolidated Indebtedness:
Letters of Credit & Guarantees	32.2
Pro Forma Term Loan	160.0
Subordinated Notes	50.9
Convertible Notes	81.3
Convertible Bond	54.3
Contingent Obligations	0.0
Off-Balance Sheet Liabilities	0.0

Subtotal	378.6
Less:
Pro Forma 30 Day Average Daily Unrestricted Cash	65.5

Consolidated Net Indebtedness	313.1

Consolidated EBITDAX in Test Period	50.3

Total Leverage Ratio	6.2

8.09 Minimum EBITDAX
(in thousands USD)

	Quarter			Quarter	Four Consecutive
	Ended	Quarter		Ended	Quarters Ended
	December	Ended March	Quarter Ended	September	September 30,
	31, 2009	31, 2010	June 30, 2010	30, 2010	2010
Consolidated Net Income:
Net income (loss)			605	(13,579)
Less:
(i) Net income (loss) minority interest			—	—
(ii) Net income (loss) of subsidiary accrued prior to ownership			—	—
(iii) Net income (loss) of subsidiary disallowed			—	—

Consolidated Net Income			605	(13,579)

Consolidated EBITDAX:
Consolidated Net Income			605	(13,579)
Less:
(a) Extraordinary gain (loss)			—	—
(b) Non-cash income (expense)
Non-cash G&A			(1,584)	(1,501)
Unrealized gain (loss) on derivatives			6,108	4,555
Foreign currency gain (loss)			607	(2,336)
Extraordinary expense — transaction costs			—	—
Inventory valuation adjustment			(35)	(438)
Inventory impairment			—	—
(c) Gain (loss) from sale of assets			—	—
(d) Interest income			18	7

Subtotal — Deductions			5,114	287

Plus:
(i) Interest expense, deferred finance costs amortiz			5,623	10,474
(ii) Tax expense (benefit)			5,084	(2,001)
(iii) DD&A			7,912	7,697
(iv) Transaction fees of $160mm deal, not previously added			—	10,201
(v) G&G			—	—
(vi) Impairment of oil & gas properties			—	—
(vii) Goodwill amortization or impairment			—	—

Subtotal — Additions			18,619	26,370

Consolidated EBITDAX (4Q09 & 1Q10 per credit agreement)	18,140	9,720	14,110	12,505	54,474

8.10 Minimum Asset Coverage Ratios
(in million USD)

(a) Reserve Coverage Ratio
Ratio of PV-10 Value + Probable Reserve Value to Consolidated Net Secured Indebtedness

PV-10 Value of Proved Reserves	463.9
Probable Reserve Value	281.0

Total Reserve Value	744.9

Consolidated Secured Indebtedness:
Term Loan	160.0
Letters of Credit & Guarantees	32.2
Hedging Obligations	—
Off-Balance Sheet Liabilities	—
Contingent Obligations	—

Subtotal	192.2

Pro Forma 30 Day Average Daily Unrestricted Cash	65.5

Consolidated Net Secured Indebtedness	126.7

Reserve Coverage Ratio	5.9

(b) PDP Coverage Ratio
Ratio of PV-10 Value from PDP Production to Consolidated Net Secured Indebtedness

PV-10 Value of PDP Reserves	87.4

Consolidated Net Secured Indebtedness	126.7

PDP Coverage Ratio	0.7